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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our reports dated January 17, 1996, and May 21, 1996, relating to the financial statements of International Pay Phones, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/  Miller Sherrill Blake CPA PA
MILLER SHERRILL BLAKE CPA PA


December 10, 1996